SECOND AMENDED AND RESTATED

GROUND LEASE AGREEMENT

THIS SECOND AMENDED AND RESTATED GROUND LEASE AGREEMENT, which amends and restates the Ground Lease Agreement hereinafter defined, is made and executed this 20th day of December 2002 (the “Effective Date”), by and between THE COLORADO ARLBERG CLUB, a Colorado nonprofit corporation (“Lessor”), and WINTER PARK RECREATIONAL ASSOCIATION, a Colorado nonprofit corporation, as agent (“Lessee”) for the City and County of Denver, a municipal corporation, under a certain Supplemental Agreement No. VII dated as of October 4, 2002, to Agreement Between Winter Park Recreational Association and the City and County of Denver, dated November 22, 1950 (as previously supplemented), under which Lessee owns and facilitates the operation, maintenance and development of the Winter Park Resort (the “Agency Agreement”).

Recitals

A. The parties hereto entered into a certain Ground Lease Agreement dated April 18, 1974, a certain Short Form Lease dated April 18, 1974, and recorded July 1, 1974, in Book 209 at Page 51 of the records of the Clerk and Recorder for Grand County, Colorado, and a certain Amendment to Ground Lease Agreement dated April 23, 1979, (collectively, the “Ground Lease Agreement”).

B. In conjunction with the preparation and implementation of a Final Planned Unit Development Plan for West Portal Village at Winter Park, which was approved by the Board of County Commissioners of Grand County, Colorado, on July 7, 1980 (the “Final P.U.D. Plan”), the parties entered into an Amended and Restated Ground Lease Agreement dated August 28, 1980 (the “First Amended and Restated Lease”), and a certain Amended and Restated Short Form Lease dated August 28, 1980, and recorded on September 5, 1980, in Book 280, Page 600 of the records of said Clerk and Recorder.

C. Lessee has entered into certain agreements with affiliates of Intrawest Corporation, a corporation continued pursuant to the Canada Business Corporations Act (collectively “Intrawest”), pursuant to which Lessee, as landlord, has agreed to lease, sublease, assign and transfer to Intrawest certain assets, inc1uding Lessee’s rights and interest under this Second Amended and Restated Ground Lease Agreement, used in the operation of the mountain resorts known, as of the date hereof, as Winter Park, Mary Jane and Vasquez (collectively, the “Winter Park Resort”) to allow Intrawest to develop, operate and improve the Winter Park Resort (the “Intrawest Transaction”).

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D. Lessor and Lessee have agreed to enter into this Second Amended and Restated Ground Lease Agreement (the “Second Amended and Restated Lease”, the “Lease” or the “Agreement”), which continues the First Amended and Restated Lease in effect as of the date hereof as herein amended and restated. As part of the Intrawest Transaction, and subject to the terms and provisions of a certain Consent and Agreement of even date among Lessor, Lessee and Intrawest/Winter Park Operations Corporation (“IWPOC”), Lessee will sublease the Leased Premises (as defined in Article I below) to IWPOC under a certain Lease and Operating Agreement dated on or about the date of this Lease (the “Operating Lease”).

E. In consideration of the mutual covenants contained in this Second Amended and Restated Ground Lease Agreement and other good and valuable consideration, the receipt and sufficiency of which Lessor and Lessee hereby acknowledge, Lessor and Lessee hereby agree that, effective as of the Effective Date, the First Amended and Restated Lease shall be amended and restated in its entirety and shall hereafter contain the following covenants, agreements, terms nd conditions:

ARTICLE I

THE PROPERTY

Lessor hereby leases and demises unto the Lessee, and the Lessee hereby leases and acknowledges the demise from the Lessor, of those certain parcels of real property situate, lying and being within the Mary Jane Placer Mining Claim (U.S. Mineral Survey No. 16378) located in the Fraser Mining District and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., Grand County, Colorado more particularly described in the Exhibit “A” attached hereto and by this reference incorporated herein, and designated as Parcel I (hereinafter referred to as “base area”), Parcels II-A and II-B (hereinafter referred to as the “ski trail parcels”) and those portions of Parcel III-A also depicted in Exhibit A-1 attached hereto (hereinafter referred to as the “lower parcels”) (collectively the “Leased Premises”). Lessor expressly reserves, and Lessee has no interest in, any water rights, oil and gas and other mineral rights in or under the soil or otherwise appurtenant to the Leased Premises. Lessee accepts the physical condition of the Leased Premises “as is”on the date of this Lease.

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ARTICLE II

TERM OF LEASE

This Second Amended and Restated Lease continues the term of the First Amended and Restated Lease which commenced on August 28, 1980, and shall terminate on the thirtieth day of April 2078.

Notwithstanding the foregoing, if the Operating Lease terminates for any reason before the end of the term of this Lease, Lessee shall have a period of twenty-four (24) months from and after the date of termination of the Operating Lease to cause itself to qualify as a Qualified Operator (as hereinafter defined) or contract with a third party who is a Qualified Operator (and to enter into a sublease of the Leased Premises with such third party), to operate the Winter Park Resort consistent with the level of operation contemplated under the Intrawest Transaction. In the absence of such qualification of Lessee or the Lessee’s execution of such contract and sublease with such qualified third party within such 24-month period, thereafter Lessor shall have the right to terminate this Lease upon delivery of written notice to Lessee at any time before such qualification or the execution of such contract and sublease occurs. For purposes of this Lease, Lessee shall be deemed to be a Qualified Operator if it employs or otherwise contracts with individuals or companies that have the experience required of a Qualified Operator. During such 24-month period and until this Lease has been terminated, Lessee shall continue to be bound by all the terms and provisions of this Lease and shall perform all of its obligations hereunder. Lessee shall notify Lessor, in writing, of the termination of the Operating Lease within ten (10) days after such termination.

ARTICLE III

LEASE PAYMENTS

Section 1. Annual Rental Payments.

The annual rental payment to be made by the Lessee to the Lessor under this Second Amended and Restated Lease shall be One Hundred Sixty-Five Thousand Dollars ($165,000) for the calendar year 2003, payable on or before April 15, 2003; and One Hundred Sixty-Five Thousand Dollars ($165,000) on or before April 15 of each and every year thereafter during the term of this Lease, subject, however, to adjustment as provided in Section 2 of this Article III. The rental payment (in addition to the rental previously paid pursuant to the First Amended and Restated Lease for calendar year 2002) for the period commencing as of the date of this Lease through December 31, 2002, shall be Two Thousand One Hundred Thirteen Dollars ($2,113) and shall be paid upon the mutual execution and delivery of this Second Amended and Restated Lease. The rental payment for any partial calendar year during the term shall be prorated based upon the number of days during the term occurring in such partial calendar year.

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Section 2. Rental Increases.

Commencing as of calendar year 2008 and continuing every five calendar years thereafter, the annual rentals payable under this Second Amended and Restated Lease shall be increased in accordance with any increases in the 1988 Revised Consumer Price Index, All Item Figures for Urban Wage Earners and Clerical Workers (1982-84 = 100) for Denver, Colorado, as published by the United States Department of Labor, Bureau of Labor Statistics (the “Index”). The base month shall be January 2003. The annual rental for calendar years 2008 through 2012, payable commencing April 15, 2008, shall be the annual rental payable during the preceding five-calendar-year period, increased by an amount based on the percentage of increase in such Index between the base month of January 2003, and January 2008. The annual rental shall be adjusted in like manner each and every five (5) years thereafter. Should the Index be discontinued by the Department of Labor, the adjustment shall be based upon any index which replaces the discontinued Index and is generally accepted in the Colorado business community as such replacement.

As of January 1, of each of the years 2018, 2033, 2048 and 2063, Lessor shall have the right to request that appraisers be engaged to determine the Annual Fair Rental Value of the Leased Premises pursuant to the Appraisal Instructions attached hereto as Exhibit “C”. If the Annual Fair Rental Value as so determined is 25% (or more) greater than the annual rental determined after implementation of the adjustment, using the Index, in accordance with the provisions of the prior paragraph, the annual rental for such subsequent five (5) calendar years shall be equal to such Annual Fair Rental Value; provided, however, that the annual rental after any such appraisal adjustment shall never exceed 150% of the adjusted annual rental amount determined prior to such appraisal adjustment. In no event shall the annual rentals payable in any five-year period be less than the annual rentals payable during the preceding five-year period. If the Annual Fair Rental Value as so determined does not cause a rental adjustment hereunder, Lessor shall pay directly or promptly reimburse Lessee for all out-of-pocket costs incurred by Lessee pursuant to the Appraisal Instructions.

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ARTICLE IV

LAND USE AND IMPROVEMENTS

Section 1. Base Area and Lifts.

Lessee shall develop (or redevelop), operate and maintain or cause to be developed (or redeveloped), operated and maintained, a base area, including but not limited to the existing Mary Jane Day Center, lift terminals and other amenities previously constructed by the Lessee (or replacements thereof in connection with any redevelopment), upon Parcel I of the Leased Premises. The construction, development, reconstruction and redevelopment of base area facilities shall continue to be in accordance with the Master Plan for the Winter Park Ski Area which was approved by the Regional Forester for the United States Forest Service on July 26, 1985 as amended and updated on December 31, 1995, as the same may be modified or amended from time to time, in accordance with Article VI, Section 1 hereof (the “FS Master Plan”). Lessee covenants and agrees that during the term of this Lease the operator of the Winter Park Resort shall be a Qualified Operator and that the Winter Park Resort shall be operated at least at a level consistent with such operation during the last five (5) years of the term of the First Amended and Restated Lease. Except for the existing two (2) apartments and ten (10) temporary dormitory-style accommodations customarily maintained by the Lessee for its managers and caretakers in the Mary Jane Day Center and the replacement thereof in a renovated or redeveloped Mary Jane Day Center, Lessee agrees that no additional dwelling units will be constructed upon Parcel I of the Leased Premises during the term of this Lease.

Section 2. Ski Trail Parcels.

Parcels II-A and II-B described in the attached Exhibit “A” may be used by the Lessee for snowsliding lifts, tows and trails and for hiking and biking trails, including but not limited to the trails currently known as the Meadows and Upper Hughes and the Mary Jane, slope maintenance, and access by snow and track vehicles. The snowsliding lifts, tows and trails and hiking and biking trails have been (and may in the future continue to be) developed and shall be maintained in accordance with the FS Master Plan; any portions of the ski trail parcels not utilized in accordance with the FS Master Plan shall remain under the control of the Lessor. Lessee agrees that, without first obtaining Lessor’s written consent (which consent may be withheld in the sole and absolute discretion of Lessor), (a) no part of any snowsliding lifts, tows, trails or access roads will cross that certain tract of land designated as Development Parcel “A” on the Final P.U.D. Plan and more particularly described on Exhibit “B” attached hereto and by this reference incorporated herein (the “Club Facilities Site”) or any other property owned by Lessor at the Winter Park Resort which is not part of the Leased Premises, and (b) Lessee shall not obstruct access to and from the Club Facilities Site.

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Section 3. Default by Lessee.

a. The following events shall be deemed to be events of default by Lessee under this Second Amended and Restated Lease (each, a “default” or “event of default” herein):

(1) Lessee fails to timely pay any rent or any other amount due to Lessor hereunder and such failure continues for a period of twenty (20) days after receipt by Lessee of written notice thereof;

(2) Lessee fails to comply with any provision of this Lease not requiring the payment of money, all of which terms, provisions and covenants shall be deemed material, and such failure continues for a period of thirty (30) days after written notice of such failure is delivered to Lessee or, if such failure cannot reasonably be cured within such thirty (30) day period, Lessee fails to commence to cure such failure within such thirty (30) day period and/or thereafter fails to prosecute such cure diligently and continuously to completion; provided, however, that Lessee’s failure to satisfy its performance obligations (but not its payment obligations) under Article V, Section 7 hereof shall never constitute or be deemed to constitute a default by Lessee hereunder;

(3) Lessee takes any action to, or notifies Lessor that Lessee intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof, or a petition shall be filed against Lessee under any such statute and not be dismissed within ninety (90) days thereafter;

(4) a receiver or trustee is appointed for Lessee’s leasehold interest in the Leased Premises or for all or a substantial part of the assets of Lessee;

(5) Lessee ceases to operate its business upon the Leased Premises, or to cause that portion of the Winter Park Resort located on the Leased Premises to be operated, for at least nine (9) consecutive months, or abandons any substantial portion of the Leased Premises, whether or not rent continues to be paid; provided, however, that, in the event of any such abandonment, Lessor’s only remedy shall be the right to terminate this Lease with respect to the portion of the Leased Premises so abandoned; or

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(6) Lessee causes or permits the filing of a mechanic’s lien, levy, attachment or other charge against Lessor’s interest in the Leased Premises which is not discharged, released or bonded over to the reasonable satisfaction of Lessor within thirty (30) days after Lessee receives notice of any such filing, or, if such discharge, release or bonding cannot reasonably be accomplished within such thirty (30) day period, Lessee fails to commence such discharge, release or bonding within such thirty (30) day period and/or thereafter fails to prosecute such action diligently and continuously to completion.

(7) Lessee breaches any representation and warranty to Lessor as set forth herein.

b. Upon the occurrence of any event of default and subject to the provisions of Article XII hereof, Lessor may, at its option and without further notice to Lessee, in addition to all other remedies given hereunder or by law or equity (but subject to the limitation provided in subsection 3(a) (5) above), do any one or more of the following: (1) terminate this Lease, in which event Lessee shall immediately surrender possession of the Leased Premises to Lessor; and (2) enter upon and take possession of the Leased Premises and expel or remove Lessee therefrom, with or without having terminated this Lease.

c. Exercise by Lessor of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Leased Premises by Lessee, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee.

d. If Lessor terminates this Lease, in whole or in part, by reason of an event of default, Lessee shall pay to Lessor the sum of (1) the cost of recovering the Leased Premises (or any part of the Leased Premises affected by such termination), (2) the unpaid rent and any other indebtedness of Lessee to Lessor under this Lease accrued hereunder to the date of such termination, (3) an amount equal to the present value (discounted at the rate of 8% per annum) of the aggregate annual rental payments due under this Lease over the balance of the stated term remaining after the date of such termination, based upon the annual rental then in effect, less the present value (discounted at the same rate) of the amount of rent that Lessee proves Lessor could have received during such period had Lessor mitigated its damages to the extent required by Colorado law, and (4) any other damages or relief which Lessor may be entitled to at law or in equity.

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e. If Lessor repossesses the Leased Premises without terminating this Lease, then Lessee shall pay to Lessor (1) the cost of recovering the Leased Premises, (2) the unpaid rent and any other indebtedness of Lessee to Lessor under this Lease accrued to the date of such repossession, and (3) the total rent which Lessor would have received under this Lease for the remainder of the term of this Lease minus any net sums thereafter received by Lessor through reletting the Leased Premises during said period, after deducting expenses incurred by Lessor in connection with such reletting. If Lessor repossesses the Leased Premises, Lessor agrees to use commercially reasonable efforts to satisfy its obligation to mitigate its damages to the extent required under Colorado law and agrees that nothing in this Lease shall be construed to relieve Lessor from such obligation. Re-entry by Lessor will not affect the annual rental payment obligations of Lessee for the unexpired term of this Lease. Lessee shall not be entitled to any rent obtained by reletting ally portion of the Leased Premises for amount(s) in excess of the amount of rent herein reserved. Actions to collect any amounts due hereunder from Lessee may be brought on one or more occasions, without the necessity of Lessor’s waiting until the expiration of the term of this Lease. In addition, Lessor may, at any time following repossession of the Leased Premises without termination of the Lease, elect to terminate the Lease and pursue the remedies available to Lessor pursuant to subsection d above in lieu of the remedies available to Lessor pursuant to this subsection e.

f. If Lessee should fail to cure any non-monetary default hereunder within thirty (30) days after receipt of written notice thereof, Lessor, without obligation to do so and without thereby waiving such failure or default, may remedy such default for the account of Lessee (and enter the Leased Premises for such purpose), and Lessee shall, within ten (10) days following written demand, pay all costs, expenses and disbursements (including attorneys’ fees) incurred by Lessor in taking such remedial action.

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g. In the event any installment of rent is not received within ten (10) days after the date due (without in any way implying Lessor’s consent to such late payment), Lessee, to the extent permitted by law, agrees to pay, in addition to said installment of rent, a late payment charge equal to five percent (5%) of the installment of rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Lessor for the additional costs and expenses which Lessor presently expects to incur in connection with the handling and processing of late payments. In the event of any such late payment(s) by Lessee, the additional costs and expenses so resulting to Lessor will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any other rights or remedies granted hereunder, unless such default is otherwise cured within the time period provided in this Lease.

h. In addition to the late payment charge contained in subsection g above, all rent and any other amount due to Lessor hereunder, if not paid within thirty (30) days after the date due, shall, at the option of Lessor, and to the extent permitted by law, thereafter bear interest from the date due until paid at the greater of (i) the published prime lending rate of the largest (as measured by total assets) national banking association having an office in Denver, Colorado, plus 4%, and (ii) ten percent (10%) (the “Default Rate”); provided however that the Default Rate shall never exceed the maximum rate of interest permissible under the laws of the State of Colorado.

i. If Lessor or Lessee should find it necessary to employ an attorney to recover any rent due, to enforce any of its rights under this Lease, to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Leased Premises, the prevailing party shall be entitled to recover from the non-prevailing party attorneys’ fees and costs of suit incurred in connection therewith. For purposes of this subsection i, a party shall be considered to be the “prevailing party” to the extent that (i) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (ii) such party did not initiate the litigation and did not receive judgment in its favor, but the party receiving the judgement did not substantially obtain the relief which it sought, or (iii) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

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Section 4. Termination.

Upon the termination of this Second Amended and Restated Lease, the Lessor shall have the option to purchase any improvements now existing or hereafter constructed upon the Leased Premises by the Lessee at the depreciated cost of the improvements as shown on the books of the Lessee at the time of such termination. The depreciated cost of improvements shall be determined in accordance with generally accepted accounting principles used by corporations formed for profit. Should the Lessor elect not to exercise its option to purchase the improvements, the Lessee shall remove the improvements and restore the Leased Premises, except for those trees which have been removed. Any improvements not so removed by Lessee on or before the first anniversary of the termination date of this Lease shall be deemed abandoned by Lessee, and Lessee shall reimburse Lessor for costs reasonably incurred by Lessor to remove such improvements.

ARTICLE V

DEVELOPMENT BY LESSOR

Section 1. Lessor’s Reservations.

The Lessor reserves the right and privilege to construct, operate and maintain its club facilities upon that certain parcel of real property designated as Development Parcel “A” on the Final P.U.D. Plan and more particularly described on the attached Exhibit “B”. It is also understood and agreed that the Lessor shall also have the right and privilege to develop, or to sell or lease for development, any of the ski trail parcels described as Parcels II-A and II-B on Exhibit “A” attached to this Lease, subject, however, to (a) the terms, agreements, provisions, conditions and obligations contained in this Article V, and (b) the Lessee’s rights to develop, use and maintain snowsliding lifts, tows, trails, hiking and biking trails and to have access thereto for utility, snow and track vehicles, and slope maintenance and improvement purposes established in Section 2 of Article IV of this Lease. As to Parcel I and those portions Parcel III-A described on the attached Exhibits “A” and “A-1”, the Lessor shall have the right to sell and convey the same to third persons or parties for investment, but not development purposes, subject, however, to all of the terms, agreements, provisions, conditions and obligations contained in this Second Amended and Restated Lease, including but not limited to the Lessee’s right of first refusal established in Section 8 of this Article V.

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Section 2. Lessor’s Covenants, Conditions and Restrictions.

The Lessor hereby declares, covenants and agrees to and with the Lessee that Development Parcel “A”, as shown on the Final P.U.D. Plan and more particularly described on the attached Exhibit “B”, is and shall henceforth be held, conveyed, encumbered, leased, improved, used, occupied and enjoyed as a private club facility, a lodge or a multi-family site containing single-family detached or semi-attached dwelling units, apartment house dwelling units, sleeping rooms, condominium units or townhouses, each of which is designed to accommodate no more than a single family and its servants and occasional guests, and including garages and such recreational and other improvements as are necessary or customarily incident thereto. The covenants, conditions, restrictions and equitable servitudes contained in this Section 2 shall run with Development Parcel “A” and all parts thereof; shall be binding upon all persons having or acquiring any interest therein or any part thereof; shall inure to the benefit of, be binding upon, and be enforceable by the Lessor and the Lessee and their respective successors in interest with respect to the Leased Premises; and, shall continue and remain in full force and effect until the date of termination of this Lease, whether by the passage of time or otherwise.

Section 3. Off-Site Improvements.

As additional consideration to the Lessor, the Lessee, at its own cost and expense, has heretofore installed utility main distribution lines (but not utility feeder/service lines) for water, sewer, gas, electric and telephone services to serve Development Parcels “A”, “B”, “C” and “D.” For the purposes of this Lease, the term “utility main distribution lines” shall mean only those utility lines presently installed within those portions of Parcels III-A and III-B described in the Ground Lease Agreement; such term shall not include, nor be construed to mean or imply, any utility feeder/service lines from the utility main distribution lines to those certain tracts of land designated as Development Parcels “A”, “B”, “C”or “D” on the Final P.U.D. Plan and more particularly described on the attached Exhibit “B”, or to any other portion of the Mary Jane Placer Mining Claim. Except as expressly provided in this Article V,the installation, upgrade or replacement of any utility feeder/service lines, and any and all costs and expenses associated therewith, shall be and remain the responsibility of the respective owner and developers of said Development Parcels “A”, “B”, “C” and “D”, and not the responsibility of the Lessee. It is understood and agreed that all utility main distribution lines shall be underground. Lessor hereby acknowledges that the utility main distribution lines installed as of the date of this Lease are adequate to serve the number of existing residential units shown and authorized upon Development Parcel “A” of the Final P.U.D. Plan.

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Section 4. Development Parcel A - Utility Main Distribution Lines.

Notwithstanding anything contained herein to the contrary, the Lessor acknowledges that the Final P.U.D. Plan authorizes the ultimate construction of facilities to accommodate 125 people upon Development Parcel “A”, rather than the 75 people initially envisioned by the parties hereto. It is understood and agreed that, should this increase necessitate an oversizing of any one or more of the utility main distribution lines (including the appurtenances, fixtures and devices related thereto) which have been installed by the Lessee as is provided in Section 3 of this Article V, and which would not have otherwise been necessary, the Lessee shall have no obligation to complete the oversizing or to pay any of the construction and installation costs resulting therefrom or attributable thereto.

Section 5. Ownership of utility Lines.

It is also understood and agreed that both (a) the utility main distribution lines and (b) the utility feeder/service lines for water, sewer, gas, electric and telephone services to the Club Facilities Site, as well as their related appurtenances, fixtures and devices, once constructed and installed, shall be and remain the property of the Lessee or the utility that installed or now owns such facilities, and that nothing contained herein or in the relationship of the parties hereto shall be deemed to give the Lessor or its successors in interest any proprietary interest therein. Any contrary or inconsistent provision of this Lease notwithstanding, the Lessee shall, upon such terms and conditions as it deems appropriate, assign or convey such utility main distribution lines and such utility feeder/service lines to the Winter Park Water and Sanitation District or any other appropriate public or quasi-public authority or utility franchise, at which time Lessee shall be relieved of all obligations, if any, to maintain, and any other liabilities associated with, the utility main distribution lines and such utility feeder/service lines; provided, however, that the Lessor’s privilege to use and be served by such utility lines will not be precluded thereby.

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Section 6. Maintenance of utility Lines.

Until such time as the Lessee might assign or convey the utility main distribution lines or such utility feeder/service lines as is provided in Section 5 of this Article V, the Lessor, for itself and its successors and assigns, covenants to reimburse the Lessee for its proportionate share of the costs and expenses in maintaining the utility main distribution lines and such utility feeder/service lines, which obligation shall run with the land comprising the Club Facilities Site and Development Parcels “B”, “C” and “D”. This obligation of the Lessor or its successors and assigns to reimburse the Lessee commenced upon the provision of utility service to the Club Facilities Site or to Development Parcels “B”, “C”, and “D”, as the case may be, and shall be that proportion of the total costs and expenses attributable to the maintenance thereof as follows (or as otherwise determined by agreement of Lessor, the owners of Development Parcels B, C and D and the Winter Park Water and Sanitation District):

a. With respect to the utility main distribution lines, the ratio of the Lessor’s utility usage or that of its successors and assigns, as the case may be, to total utility usage, and

b. With respect to the utility feeder/service lines, the ratio of the length (in feet) thereof on Development Parcel “A” to the total length (in feet) of both the utility main distribution lines and utility feeder/service lines upon the land covered by the Final P.U.D. Plan.

Notwithstanding the foregoing, Lessor shall not be liable to reimburse Lessee for its proportionate share of maintenance costs if it is reasonably determined that the incurrence of such maintenance costs are attributable solely to the negligent act or omission of a person other than Lessor.

The Lessor was released from its obligation to reimburse the Lessee for its proportionate share of such maintenance costs attributable to Development Parcels “B”, “C” and “D” at such time as the same were sold and conveyed to third persons or parties, it being understood and agreed that such third persons or parties became and shall remain responsible for their proportionate share of such maintenance costs.

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Section 7. Maintenance of Access Road.

The Lessee, at its sole cost and expense, shall keep the access road open and plowed to the Club Facilities Site, and shall keep the parking area to be designated by the Lessor, at or upon the Club Facilities Site, open and plowed to assure access from U.S. Highway 40 to the Club Facilities Site served by the access road and a usable parking area at all reasonable times during the year. If at any time Lessee does not keep the access road and parking lot open to vehicular traffic and plowed, and thereafter fails to cure such failure of performance within two (2) hours after receipt of telephone notification by the General Manager of the Winter Park Resort, (a) Lessor shall have the right to perform or cause to be performed such obligations and to obtain full reimbursement from Lessee of all costs incurred within ten (10) days after delivery to Lessee of documentary evidence of the incurrence of such costs by Lessor; and (b) if such failure of performance and cure occurs on more than five (5) occasions during any calendar year during the term hereof, Lessee shall in addition to any costs reimbursable under clause (a) hereof, pay to Lessor Five Thousand Dollars ($5,000) for each such additional occurrence; it being understood that such payment(s) shall be for the purpose of reimbursing Lessor for the additional administrative costs and expenses which Lessor presently expects to incur in connection with assuring its members access to the Club Facilities Site and parking. Lessee and Lessor acknowledge that the actual costs and expenses resulting to Lessor will be difficult to ascertain precisely and that the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses.

Section 8. Right of First Refusal.

a. In the event the Lessor shall desire to sell or otherwise dispose of the Leased Premises or any portion thereof, and shall have received a bona fide offer therefor from a prospective purchaser, the Lessee shall be given written notice thereof, together with an executed copy of the offer and the terms thereof. Provided that Lessee is not then in default of its obligations under this Lease, Lessee shall have the right and option to purchase the Leased Premises or applicable portion thereof upon the same terms and conditions as set forth in the offer therefor; provided, however, that written notice of such election to purchase and a matching down payment or deposit is given by the Lessee to the Lessor during the fifteen (15)-day period immediately following delivery to the Lessee of the notice of the bona fide offer to purchase and an executed copy thereof. If Lessee elects to purchase the Leased Premises or applicable portion thereof, Lessor and Lessee shall, in good faith, cooperate and otherwise act in a commercially reasonable manner in the negotiation and execution of a definitive contract that sets forth the terms of the purchase and sale and contains such other provisions as are customarily included in real estate contracts in Grand County, Colorado; provided, however, that if such definitive contract is not executed by Lessee, within fifteen (15) business days after delivery to Lessor of Lessee’s notice of election to purchase, Lessee shall be deemed to have failed to timely deliver such notice of election.

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b. For purposes hereof, a letter of intent shall be considered a bona fide offer; provided, however, if Lessee elects not to purchase the Leased Premises or portion thereof pursuant to the terms of the letter of intent, Lessor shall be required to provide to Lessee a copy of the contract signed pursuant to said letter of intent (the “Signed Contract”), which Lessee shall keep confidential. If any material economic or substantive provision of the Signed Contract varies from the terms of the letter of intent, the Signed Contract shall provide that Lessee shall have the option to elect, within ten (l0) business days following its receipt of the Signed Contract, to purchase the Leased Premises or portion thereof pursuant to the terms of such Signed Contract. If Lessee so elects to purchase the Leased Premises or portion thereof, Lessee agrees to execute and deliver to Lessor a definitive purchase contract in form and substance equivalent to the Signed Contract within twenty (20) days following Lessee’s receipt of the Signed Contract.

c. If Lessee purchases a portion of the Leased Premises, Lessor and Lessee shall negotiate in good faith to determine an appropriate reduction in the annual rental payment due hereunder or, in the absence of such agreement, a mechanism for determining the amount of such reduction. Lessee’s rights and obligations under this Section 8 shall be fully assignable by Lessee to Intrawest and, subject to Lessor’s consent, any successor operator of the Winter Park Resort, and Lessor shall accept performance hereunder by any such assignee, sublessee or designee of Lessee; provided, however, that no assignment of Lessee’s right and obligations under this Section 8 shall be effective until execution and delivery to Lessor of an assignment in form and content reasonably acceptable to Lessor.

d. In the event the Lessee acquires the Lessor’s title to, or interest in, the Leased Premises or any portion thereof pursuant to this Section 8, it is the intention of the parties that this Lease, and all subleases of all or any portion of the Leased Premises, shall remain in effect and the right, title and interest of the lessee and the lessor in and to the Leased Premises shall not merge. Notwithstanding the foregoing, Lessee’s rental and other obligations hereunder shall terminate upon its acquisition of Lessor’s title to the Leased Premises.

ARTICLE VI

MASTER PLAN, ARCHITECTURAL CONTROL AND ANNEXATION

Section 1. FS Master Plan.

The parties hereto acknowledge that the FS Master Plan includes, but is not limited to, the Leased Premises. The Lessor and the Lessee agree that the FS Master Plan, as the same was approved by the Regional Forester for the United State Forest Service, as it relates to the Leased Premises, shall be considered a part of this Second Amended and Restated Lease. It is further understood and agreed that the FS Master Plan, as it relates to the Leased Premises, may be amended from time to time with the mutual written agreement of the Lessor and the Lessee, and that the consent to or approval of any amendments thereto shall not be unreasonably withheld by either the Lessor or the Lessee. If any such consent or approval or affirmative denial thereof is not received from either Lessor or Lessee within thirty (30) days after receipt of the request therefor, such consent or approval shall be deemed to have been given.

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Section 2. Architectural Control Committee.

With respect to Parcel I of the Leased Premises and the real property described on Exhibit “D” attached hereto and by this reference incorporated herein, and in furtherance of their general plan of development under the FS Master Plan and the Final P.U.D. Plan, the Lessor and the Lessee do hereby establish an Architectural Control Committee, (the “Committee”), which shall always consist of four members. The following persons are hereby designated as members of the Committee:

Frank Traylor	-	Designated by the Lessor
Stephen Secor	-	Designated by the Lessor
Gary DeFrange	-	Designated by the Lessee
David Barry	-	Designated by the Lessee

Upon notice to the other party, the Lessor shall have the right to appoint and replace two members of the Committee as often as it wishes; and, the Lessee shall have the right to appoint and replace two members of the Committee as often as it wishes.

Section 3. Review of Proposed Construction.

The Committee shall have the right to consider all the plans and specifications for, and all other facts which in its sole discretion it deems relevant to, each and every structure and all appurtenances thereto which are to be constructed or erected upon Parcel I of the Leased Premises, and the real property described in the attached Exhibit “D”. Prior to the commencement of any construction of any structure or appurtenances thereto, the plans and specifications therefor shall be submitted to the Committee, and construction thereof may not commence unless and until the Committee has approved such plans and specifications in writing. The Committee shall approve plans and specifications submitted for its approval only if it deems that the construction, alterations or additions contemplated thereby in the locations indicated will not be detrimental to the surrounding area as a whole, and that the appearance of any structure affected thereby will be in harmony and compatible with the surrounding structures and environment. The Committee may condition its approval of plans and specifications on such changes therein as it deems appropriate, and may require submission of additional plans and specifications or other intonation prior to approving or disapproving the proposed construction.

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Section 4. Meetings of the Committee.

The Committee shall meet from time to time as necessary to perform its duties hereunder. The Committee may from time to time by resolution unanimously adopted by its voting members in writing, designate one of its members to take any action or perform any duties for and on behalf of the Committee. In the absence of such designation, the vote of a majority of all of the voting members of the Committee, or the written consent of the majority of all of the voting members of the Committee taken without a meeting, shall constitute an act of the Committee. Whenever the approval of the Committee is required with respect to any improvement or proposal within or upon Parcel I of the Leased Premises, one of the two members of the Committee appointed by the Lessor shall be considered ex-officio and without the right to vote; and, whenever the approval is required with respect to an improvement or proposal within or upon the parcel of real property described on the attached Exhibit “D”, one of the two members of the Committee appointed by the Lessee shall be considered ex-officio and without the right to vote.

Section 5. No Waiver of Future Approvals.

The approval or consent of the Committee to any plans or specifications for any work done or proposed on Parcel I of the Leased Premises or on the real property described on Exhibit “D,” or in connection with any other matter requiring the approval or consent of the Committee, shall not be deemed to constitute a waiver of any right to withhold approval or consent as to any plans or specifications or other matter whatever subsequently submitted to the Committee for approval or consent by the same or a different person.

Section 6. Non-Liability of Committee Members.

Neither the Committee nor any member thereof, nor the boards of directors or trustees of the Lessor or the Lessee nor any member thereof, shall be liable to any owner or to any other person for any loss, damage or injury arising out of or in any way connected with the performance of the Committee’s duties under this Second Amended and Restated Lease unless due to the willful misconduct or bad faith of the Committee or its members, or the Board of Directors or their members, as the case may be. The Committee shall review and approve or disapprove all plans and specifications submitted to it for any proposed improvement, including the construction, alteration or addition thereofor thereto, solely on the basis of aesthetic considerations, the harmony and compatibility of external design and appearance with existing improvements in the surrounding area, and the overall benefit or detriment which would result to the surrounding areas generally. The Committee shall take into consideration the aesthetic aspects of the architectural designs, placement of buildings, landscaping, color schemes, exterior finishes and materials and similar features, but shall not be responsible for reviewing any plans or specifications from the standpoint of structural safety, engineering soundness, or conformance with applicable building or other codes, nor shall its approval of any plans or specifications be deemed approval thereof.

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ARTICLE VII

INSURANCE

Section 1. Insurance Requirements.

a. Lessee shall maintain a policy or policies of all risk extended coverage insurance on the improvements and all of its personal property, including removable trade fixtures, located on the Leased Premises, in an amount equal to full replacement cost and endorsed to provide that Lessee’s insurance is primary in the event of any overlapping coverage with the insurance carried by Lessor. Such insurance shall be maintained at the expense of Lessee and payment for losses thereunder shall be made solely to Lessee or the Leasehold Lender (as hereinafter defined), as their interests shall appear. Lessee shall, at Lessor’s request from time to time, provide Lessor with a current certificate of insurance evidencing Lessee’s compliance with this Article VII. Lessee shall obtain the agreement of Lessee’s insurers to notify Lessor that a property insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

b. Lessee shall maintain a policy or policies of commercial general liability insurance covering the Leased Premises and Lessee’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Leased Premises (including contractual indemnity and liability coverage) with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company licensed to do business in the State of Colorado and having an A.M. Best Rating of “A-VI” or better. Such insurance

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shall provide minimum protection of not less than $3,000,000 combined single limit primary coverage per occurrence of bodily injury, property damage or combination thereof; provided, however, that Lessee shall maintain such higher limit as Lessor, acting reasonably, in accordance with Colorado ski industry standards for resorts comparable in size to the Winter Park Resort, may require from time to time, or as may be required due to the activities and/or operations of Lessee upon the Leased Premises. Lessee’s insurance shall contain an endorsement that Lessee’s insurance is primary for claims arising out of an incident or event occurring within the Leased Premises. Lessee’s insurance shall contain a provision naming Lessor (and any mortgagee designated by Lessor) as an additional insured and include coverage for the contractual liability of Lessee to indemnify Lessor pursuant to the provisions of the Lease. Lessee shall, upon Lessor’s request, from time to time, provide Lessor with a current certificate of insurance evidencing Lessee’s compliance with this Article VII. Lessee shall obtain the agreement of Lessee’s insurers to notify Lessor that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

c. In addition to the foregoing, Lessee shall maintain such other policies of insurance with such limits as Lessor, acting reasonably, in accordance with Colorado ski industry standards for resorts comparable in size to the Winter Park Resort, may require from time to time, or as may be required due to the activities and/or operations of Lessee upon the Leased Premises.

Section 2. No Obligation to Rebuild.

If, during the last five years of the term hereof or any extensions thereof, the improvements located on the Leased Premises shall be totally destroyed or damaged to the extent that the same are untenantable for use by Lessee in the manner that the same were being used immediately prior to such damage or destruction, Lessee may elect to either repair and rebuild the then remaining improvements to a condition substantially similar to the improvements immediately prior to such damage or destruction or to not rebuild and to terminate this Lease. The notice of election by Lessee shall be given in writing to Lessor within sixty (60) days after the date of the total damage or destruction, and if no notice shall be given by Lessee within said time period, then it shall be deemed that Lessee has elected to not rebuild and to terminate this Lease. If Lessee elects to rebuild, construction shall be performed in a good and workmanlike manner and shall be completed with due diligence.

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ARTICLE VIII

ARBITRATION

Section 1. Submission to Arbitration.

Upon the request of Lessor or Lessee, any dispute related to this Lease (the “Dispute”) shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect, except as modified herein. Notwithstanding the foregoing, arbitration shall not be required with respect to a default by Lessee under Article IV, Section 3(a)(1) hereof and the exercise by Lessor of its remedies resulting from any such default.

Section 2. Selection of Arbitrators.

The arbitration shall occur in Denver, Colorado. Either party may commence the arbitration by written demand to AAA with a copy to the other party. AAA shall provide to the parties, within twenty (20) days after the demand, a list containing art odd number of the names of at least five (5) potential arbiters. The arbiters shall be attorneys with at least ten (10) years of experience as attorneys and/or judges and shall have experience as arbitrators. The parties, beginning with the party demanding arbitration, shall each strike one name in turn only until one (1) name remains on the list. If it is one party’s turn and that party does not strike a name within three (3) business days, then that turn is forfeited, and the other party shall strike the next name, before taking its next turn. When only one (1) name remains, the remaining person shall be the single arbiter. Once the arbiter is selected, an arbitration hearing shall be commenced in no more than one hundred twenty (120) days.

Section 3. Rules of Arbitration.

a. Such arbitration shall be held in accordance with the AAA Commercial Arbitration Rules, unless otherwise provided herein. Unless the parties otherwise agree, discovery shall be limited to no more than two depositions per party and an informal exchange of documents related to the subject matter of the arbitration as the arbiter may direct. The arbiter shall express its decision in a writing to be delivered to each of the parties, which writing shall explain the reasons for the decision. The arbiter shall render a written decision on and deliver the decision to the parties within fifteen (15) days after the close of the hearing. Each of the parties to arbitration hereunder shall bear its own costs and fees and an equal share of the fees and expenses of the arbiter and administrative fees of the arbitration.

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b. Any party to the arbitration conducted hereunder may seek reconsideration of all or any part of the original decision of the arbiter by filing a written request thereof with the arbiter and serving the same on all the other parties to the arbitration within ten (10) days after the date of delivery of the arbiter’s original decision. Any other party may file a written response to such request within ten (10) days after receipt of the request for reconsideration. No further replies will be permitted. The arbiter shall consider any such request either based solely on the documents filed or after a hearing, as he or she may determine in his or her sole discretion. The arbiter shall issue a written decision on any such request within fifteen (15) days after the submission of any response hereunder or within twenty-five (25) days after the submission of the request for reconsideration if no response is submitted. There shall be no right to appeal from the final decision of the arbitrator in any arbitration conducted hereunder, except on those grounds set forth in the Federal Arbitration Act or where the arbitrators have failed to follow the applicable law. The decision shall be final and binding on the parties, and judgment upon any decision rendered by the arbitrator may be entered in any court having jurisdiction and enforced in the manner that judgments of said court are normally enforced.

ARTICLE IX

TITLE AND POSSESSION

Subject only to (i) those exceptions to coverage presently contained in Transamerica Title Insurance Company Policy No. CO-462431-0 previously issued to Lessee, a copy of which is attached hereto as Exhibit E, (ii) those additional exceptions set forth on Exhibit “F” attached hereto and by this reference incorporated herein, (iii) any claim or matter arising from the actions or inactions of Lessee or its assignees, sublessees and agents, and (iv) any matter that an accurate survey of the Leased Premises would disclose, the Lessor warrants that it has fee title to the Leased Premises (except for a portion of Parcel III-A owned and/or controlled by the Iron Horse Condominium Association) and, provided that Lessee is not in default in the performance of its obligations under this Lease, agrees to warrant and defend the Lessee in the quiet enjoyment and possession of the Leased Premises during the term of this Second Amended and Restated Lease.

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ARTICLE X

BANKRUPTCY

Notwithstanding anything to the contrary contained herein, if Lessee, as a debtor-in-possession (the “DIP”), or a trustee for the estate in bankruptcy of Lessee (the “Trustee”), assumes this Lease and proposes to assign this Lease, or sublet the Leased Premises (or any portion thereof), pursuant to the provisions of the Federal Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”) to any person, partnership, corporation or other entity (the “Proposed Assignee”), then such assumption of this Lease and any such assignment or sublease shall be subject to all of the following:

a. If the rental agreed upon between the DIP or the Trustee, as the case may be, and the Proposed Assignee under any proposed assignment or sublease of the Leased Premises (or any part thereof) is greater than the rental rate that Lessee must pay Lessor hereunder for that portion of the Leased Premises that is subject to such proposed assignment or sublease, or if any consideration shall be received by the DIP or the Trustee, as the case may be, in connection with any such proposed assignment or sublease, then all such excess rental or such consideration shall be paid or delivered to Lessor, and shall not constitute property of the DIP, the Trustee, or of the estate of Lessee, as the case may be, within the meaning of the Bankruptcy Code; and

b. Any Proposed Assignee or sublessee of this Lease from the DIP or the Trustee, as the case may be, pursuant to provisions of the Bankruptcy Code shall comply with the provisions of Article XII, Section 2 hereof. In addition, any Proposed Assignee shall pay all rent not previously paid under this Lease including all payments which have been suspended, mitigated, nullified or reduced to a claim of any kind against Lessee or the Lessee’s property, by operation of law or otherwise; and any Proposed Assignee shall assume Lessee’s obligation to pay Lessor’s attorneys’ fees pursuant to Article IV, Section 3(i) hereof.

This Article X shall not apply to any assignment or sublease other than pursuant to the provisions of the Bankruptcy Code, nor shall it in any way limit Lessor’s rights to damages or other relief in a proceeding under the Bankruptcy Code.

ARTICLE XI

RECORDATION OF LEASE

The parties hereto agree that this Second Amended and Restated Lease shall be executed by the parties hereto and recorded in the records of the Clerk and Recorder for Grand County, Colorado.

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ARTICLE XII

MORTGAGE OF LEASEHOLD

Section 1. Conditions to Security Instruments.

Notwithstanding anything to the contrary contained in this Second Amended and Restated Lease, provided Lessee is not in default hereunder, Lessee shall have the right to encumber Lessee’s rights and interests under this Lease and in or to the Leased Premises and Lessee’s interest in the buildings, structures, fixtures and improvements on the Leased Premises (“Improvements”), with two leasehold mortgages or deeds of trust, collateral assignments, financing statements and other security instruments, interests, and any extensions, modifications, renewals or replacements thereof (collectively, a “Leasehold Mortgage”) and may assign this Lease as evidence of such Leasehold Mortgage provided that:

a. The Lessee provides Lessor with prior notice of any proposed Leasehold Mortgage and a true copy of the recorded Leasehold Mortgage reflecting the name and address of the beneficiary of the Leasehold Mortgage (the “Leasehold Lender”);

b. The Leasehold Mortgage by its terms is made expressly subject and subordinate to the Lessor’s rights under this Lease and as owner of the real property and is not a lien or encumbrance on the Lessor’s real property;

c. The proceeds of the loan secured by the Leasehold Mortgage shall be used solely for the purpose of payment or refinancing of the cost of (or reimbursing the Lessee for the cost of) the operation of the Winter Park Resort and/or the construction or installation of buildings, structures, fixtures or improvements on the Winter Park Resort as such area may be modified or expanded from time to time;

d. The date of maturity of the bond, debenture, note or other evidence of indebtedness (herein called the “evidence of indebtedness”) secured by the Leasehold Mortgage shall not be later than the date of expiration of the term of this Lease;

e. Upon termination of this Lease for any reason whatsoever, Lessee (or its successors), as obligor under the evidence of indebtedness and the security instruments (the “Obligor”), will satisfy and discharge the security instruments and will surrender possession of the Leased Premises to Lessor free and clear of the lien of the Leasehold Mortgage;

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f. The Leasehold Lender shall notify Lessor in the event of any default under the Leasehold Mortgage or the evidence of indebtedness, and Lessor shall have the right, but not the obligation, to cure such default, or at·its election, to discharge the Leasehold Mortgage and evidence of indebtedness in their entirety and to receive an assignment of such Mortgagee’s interest therein, which curing or which discharge shall be accomplished, if at all, within 90 days after Lessor’s receipt of any such notice from the Mortgagee.

g. In the event of any assignment of the Leasehold Mortgage or in the event of a change of address of the Leasehold Lender or of an assignee of the Leasehold Lender, notice of the new name and address shall be provided to the Lessor;

h. The Lessee shall provide Lessor with copies of any amendment or other modification or supplement to the Leasehold Mortgage.

Section 2. Notice to and Consent of Leasehold Lender to Modifications.

Except for any adjustment to the annual rental pursuant to the provisions of Article II, the Lessor and the Lessee will not, alone or by agreement between them, modify or amend this Lease unless notice has been provided to the Leasehold Lender at least thirty (30) days prior to the effective date of said modification or amendment. Such modification shall be effective after said thirty (30) days notice unless the Leasehold Lender shall provide notice of its objection to the Lessor and the Lessee before the expiration of said thirty (30) days period, in which event the modification shall not be effective. It is acknowledged and agreed by the Lessor and the Lessee that the Lessee shall have the sole obligation to obtain any consents that may be required by a Leasehold Lender (which consents, at the discretion of such Leasehold Lender, may be given to the Lessor and the Lessee in advance as to certain subjects or categories of modifications).

The Lessor shall have no obligation to notify the Leasehold Lender of its consent to any sublease or assignment made by the Lessee, and a subleasing or assignment shall not be considered a modification of the Lease.

Section 3. Notice of Default and Cure Rights.

Notwithstanding anything in this Lease to the contrary, if a Leasehold Mortgage has been properly granted in accordance with this Article XII, then if any event of default occurs which entitles the Lessor to terminate this Lease, the Lessor shall have the right to terminate this Lease only if the Lessor notifies the Leasehold Lender of the Lessor’s intent to terminate at least sixty (60) days in advance of the proposed effective date of such termination; provided, however, that the provisions of Section 4 below shall apply if, during such 60-day termination notice period, the Leasehold Lender:

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a. Notifies Lessor of the Leasehold Lender’s desire to cure the event of default;

b. Pays or causes to be paid all annual rental and other payments then due and in arrears and which may become due during such 60-day period; and

c. Complies or in good faith, with reasonable diligence and continuity, commences to comply with all nonmonetary requirements of this Lease then the subject of an event of default and reasonably susceptible of being complied with by such Leasehold Lender.

Section 4. Performance of Lessee’s Obligations by Leasehold Lender. If the Lessor has given notice of its intent to terminate this Lease by reason of any event of default of Lessee, and the Leasehold Lender has proceeded in the manner provided for in Section 3 above, the specified date for the termination of this Lease as fixed by the Lessor in its termination notice shall be extended for a period as shall be reasonably necessary for the Leasehold Lender, proceeding with reasonable diligence and continuity, to complete the acquisition or sale of the Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means, provided that the Leasehold Lender, during such period:

a. Pays or causes to be paid the annual rental and other monetary obligations of the Lessee under this Lease as the same become due, and continues its good faith efforts to perform all of Lessee’s other obligations under this Lease, including but not limited to retaining a Qualified Operator to operate the Winter Park Resort; and

b. If not enjoined or stayed, takes reasonable steps to acquire or sell Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means.

If at the end of such period described above such Leasehold Lender is complying with this Section 4, this Lease shall not then terminate, and the time for completion by such Leasehold Lender of its foreclosure or other proceedings shall continue so long as such Leasehold Lender is not enjoined or stayed and thereafter for so long as such Leasehold Lender proceeds to complete steps to acquire or sell the Lessee’s interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with diligence and continuity. Nothing in this Section 4, however, shall be construed to extend this Lease beyond the Term of this Lease nor to require the Leasehold Lender to continue foreclosure proceedings after any event of default has been cured.

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Section 5. Successors by Foreclosure.

The Leasehold Lender or other acquirer of the leasehold estate of Lessee under this Lease pursuant to foreclosure, assignment in lieu of foreclosure, or other proceedings may, upon acquiring such leasehold estate, sell, assign or sublease such leasehold estate to any person provided such proposed purchaser, assignee or subtenant:

a. Has, in the reasonable judgment of Lessor, the financial capacity and access to capital necessary to operate, maintain and develop the Winter Park Resort, in the manner and consistent with the standards set forth in the Operating Lease and other documents governing the Intrawest Transaction;

b. Is not “insolvent” within the meaning of the Colorado Uniform Commercial Code, and provides a certificate from its chief financial officer to the Lessor stating that such person is not insolvent under the meaning of the Bankruptcy Code;

c. Has, in the reasonable judgment of Lessor, both adequate resort and real estate development experience in operating, maintaining and developing regional and destination ski resorts; provided, however, that if circumstances have changed at the time of the proposed sale, assignment or sublease such that skiing is not the predominant amenity at the Winter Park Resort, then the core business of the proposed purchaser, assignee or sublessee shall be relevant to the predominant resort activity or activities then existing at the Winter Park Resort; and

d. Has a good business and moral reputation as determined by the Lessor in its reasonable and informed judgment.

Any person satisfying the foregoing conditions is herein referred to as a “Qualified Operator”.

ARTICLE XIII

NOTICES

All notices permitted or required to be given by this Second Amended and Restated Lease shall be given in writing by personal delivery, overnight courier or by certified mail, return receipt request, postage prepaid, to the other party at the following addresses:

If the notice is to be given to the Lessor, such notice should be addressed to:

The Colorado Arlberg Club

c/o Ronald S. Loser, Esq.

1700 Lincoln Street, Suite 1300

Denver, CO 80203

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With a copy to:

John C. Mitchell, III, Esq.

3900 E. Mexico Avenue, Suite 955

Denver, CO 80210

If the notice is to be given to the Lessee, such notice shall be addressed to:

Winter Park Recreational Association

c/o Rick Pederson, President

717 Seventeenth Street, Suite 2000

Denver, CO 80202

With a copy to:

Mayor, City and County of Denver

1473 Bannock Street, Room 350

Denver, CO 80202-5375

In either case, while the Operating Lease remains in effect, a copy of such notice shall be addressed and delivered to:

Intrawest/Winter Park Operations Corporation

221 Corporate Circle, Suite Q

Golden, CO 80401

Attention: David Barry

with copies to:

Intrawest Corporation

Suite 800, 200 Burrard Street

Vancouver, BC

CANADA, V6C 3L6

Attention: Gary L. Raymond and Corporate Secretary

and to:

Jacobs Chase Frick Kleinkopf & Kelley, LLC

1050 17th Street, Suite 1500

Denver, CO 80265

Attention: David D. Kleinkopf, Esq. and Steven M. Cohen, Esq.

Either party may change its notice address by written notice to the other party as provided for in this Article XIII.

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ARTICLE XIV

MISCELLANEOUS

Section 1. Purchase of Lift Tickets.

During the term of this Lease, Lessee shall cause any sublessee or assignee of its interest hereunder to sell lift tickets to Lessor for use only by its members, their immediate families and bona fide guests of such members, at a price equal to $1.00 less than the lowest group discounted price offered publicly at ticket outlets located in the Denver Metropolitan Area at the time such tickets are purchased.

Section 2. Trespass Prevention.

During the term of this Lease, Lessee shall use commercially reasonable good faith efforts to prevent its employees, agents and invitees, including skiers and other persons participating in activities or programs at the Winter Park Resort, from trespassing on the Club Facilities Site and other real property at the Winter Park Resort owned by Lessor that is not part of the Leased Premises (the “Other Club Property”). If and so long as Lessee meets the foregoing standard and complies with applicable laws governing trespass prevention, neither Lessee nor its assignee or sublessee shall have any liability to Lessor as the result of any such trespass or the consequences thereof; provided, however, that Lessee shall be liable for the acts of its employees and agents committed on the Club Facilities Site or Other Club Property during the scope of employment or at the direction of Lessee.

Section 3. Eminent Domain.

If all of the Leased Premises or a portion of the Leased Premises so significant as to materially interfere with the operation of the Leased Premises as a part of the Winter Park Resort shall be taken by right of eminent domain, Lessee may elect to terminate this Lease effective as of the date of such taking by written notice to Lessor given within ninety (90) days after the date of any such taking. If Lessee so terminates this Lease, then (a) the annual rental payable by Lessee to Lessor under this Lease for the calendar year during which such taking occurs shall be prorated based on the number of days of such year before the date of such taking, and (b) Lessor and Lessee shall have no obligation to pay or perform any terms or conditions of this Lease (including the payment of annual rental) which arise or accrue after the date of such taking. If less than the entire Leased Premises shall be taken by right of eminent domain, or if all or any portion of the Leased Premises shall be taken by right of eminent domain for less than the then remaining the term of this Lease, but if, in either such case, Lessee does not so terminate this Lease, then the annual rental and all other charges payable by Lessee to Lessor under this Lease shall abate equitably according to the nature and extent of such taking. As used herein “taking by right of eminent domain” includes any condemnation or any conveyance in lieu of or under threat of any taking. The entire proceeds pertaining to any such taking shall be paid to Lessor with the exception of any portion of the award allocated to the taking of the Improvements. Lessee acknowledges and agrees that it shall not receive any award for the value of the leasehold interest in the Leased Premises but shall receive only the amount of an award specifically attributable to the Improvements.

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Section 4. Mutual Representations and Warranties.

Lessor and Lessee each represents and warrants to the other that:

a. It is duly incorporated, validly existing and in good standing under Colorado law;

b. Its execution, delivery and performance of this Lease has been duly authorized by all requisite corporate action by its board of directors;

c. Its execution, delivery and performance of this Lease does not and will not create a default under any other agreement to which it is or may become a party, which default materially impairs Lessee’s ability to perform its obligations under this Lease;

d. This Lease is binding on it and enforceable against it in accordance with its terms.

Section 5. Governing Law.

This Agreement shall be construed under and governed by the laws of the State of Colorado. Should any provision of this Agreement be illegal or not enforced under the laws of said state, it shall be considered severable, and the Agreement shall remain in force and be binding upon the parties hereto as though such provision had never been included.

Section 6. Venue.

The parties agree that any litigation brought by either of them that relates to this Lease shall be brought in the state court in Grand County, Colorado, and each party hereby· submits to the jurisdiction of such court.

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Section 7. Estoppel.

Within ten (10) days after the receipt of any written request by Lessor or Lessee from the other party, such other party shall deliver to the requesting party a written and acknowledged statement of an authorized officer certifying that this Lease is in full force and effect, that this Lease constitutes the entire agreement between Lessor and Lessee, without modifications (or setting forth any modifications to this Agreement), that there are no defaults or events which with the giving of notice or passing of time could become defaults under this Lease, that such party has no claim against the other party except as noted, the dates to which the rental and other charges hereunder have been paid, and such other information as such party may reasonably request, it being intended that any such statement delivered pursuant to this Section 7 may be relied upon by any prospective assignee, subtenant, purchaser or mortgagee of the Leased Premises.

Section 8. Attornment.

Upon request of Lessor or a mortgagee or other owner of the Leased Premises, Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Lessor covering the Leased Premises, attorn to the mortgagee or purchaser of the Leased Premises upon any such foreclosure or sale and recognize such mortgagee or purchaser as Lessor under this Lease, so long as any such mortgagee or purchaser, in a binding written agreement, recognizes Lessee’s rights and interests (including without limitation Intrawest’s interests under the Operating Lease) and assumes all of Lessor’s obligations under this Lease arising after the date of the transfer of ownership of the Leased Premises to such mortgagee or purchaser.

Section 9. Subordination.

So long as (i) Lessee, (ii) at any time before the Operating Lease expires or terminates, Intrawest (or its successor with respect to the tenant’s rights, interests and obligations under the Operating Lease), and (iii) Leasehold Lender receives a non-disturbance agreement from any mortgagee, beneficiary under a deed of trust or holder of any other lien resulting from any other method of financing or refinancing (a “Fee Mortgagee”), Lessee agrees to subordinate this Lease to the lien of any such mortgage, deed of trust or lien now or hereafter encumbering or affecting the Leased Premises (a “Fee Mortgage”). A “non-disturbance agreement” shall mean an agreement, binding on the Fee Mortgagee and its successors acquiring any interest in the Leased Premises by or through such Fee Mortgagee, including without limitation by way of a foreclosure of the Fee Mortgage or a deed or other transfer in lieu of foreclosure (the “Mortgagee’s Successors”), and in recordable form, under which agreement the Fee Mortgagee shall agree that, in the event of a foreclosure of the Fee Mortgage, a deed or other transfer in lieu of foreclosure, or the taking by Fee Mortgagee or any Mortgagee’s Successor of title to, or possession of, the Leased Premises in accordance with the Fee Mortgage, the Fee Mortgagee and the Mortgagee’s Successors shall recognize Lessee’s, Intrawest’s (or its successor’s) and any such Mortgagee’s respective rights and interests with respect to this Lease or the Operating Lease, as the case may be, not disturb their respective possession of the Leased Premises, and assume Lessor’s obligations under this Lease arising after the date of the transfer of ownership of the Leased Premises to such mortgagee or purchaser.

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Section 10. Environmental Matters.

a. Lessee agrees that it shall comply with all local, state and federal laws, rules and regulations dealing with the manufacture, generation, use, storage, treatment, transportation, disposal, release or removal of hazardous substances, materials, pollutants, contaminants, wastes, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. 9601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1231, et seq., the Emergency Planning and Community Right to Know Act, 33 U.S.C., 11000 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. 6901 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., as such laws maybe amended or modified, whether such laws are presently in existence or promulgated during the Lease term, and all rules and regulations promulgated thereunder (“Environmental Laws”). Without limiting the foregoing, Lessee agrees that, except with respect to the use, storage, transportation or removal of Hazardous Substances (as hereinafter defined) in the normal course of business at the Leased Premises and in accordance with all applicable Environmental Laws, it shall (i) give written notice to Lessor at least seven (7) days in advance of any manufacture, generation, use, storage, treatment, transportation, disposal, release or removal of Hazardous Substances from or on the Leased premises, (ii) give written notice to Lessor within seven (7) days after receipt of any notice of violation, claim suit or investigation relating to Hazardous Substances upon the Leased Premises, (iii) immediately notify Lessor of any Hazardous Substance spill, release or discharge at or affecting the Leased Premises and immediately clean up any such spill, release or discharge in compliance with all applicable Environmental Laws, (iv) not use or employ the Leased Premises or facilities, equipment or services of the Leased Premises to manufacture, generate, use, transport, store, treat or dispose of or release Hazardous Substances, whether or not they were generated or produced on the Leased Premises, and (v) defend, indemnify and hold harmless Lessor against any and all claims, damage, liability and costs (including reasonable attorney and expert fees and cleanup costs) which Lessor may suffer, incur or pay resulting from or arising out of any manufacture, generation, use, storage, treatment, transportation, disposal, release or threat of release of Hazardous Substances from or on the Leased Premises as a result of Lessee’s actions or actions of Lessee’s agents, assignees, sublessees, employees, guests or invitees. “Hazardous Substances” means and includes all toxic or hazardous substances, materials, chemicals, contaminants, pollutants, and wastes of whatever kind or nature, regulated under, defined in, or listed in any Environmental Laws. Hazardous Substances include, without limitation, asbestos, PCBs, CFCs, petroleum and lead-based paint.

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Section 11. Property Taxes.

Lessor and Lessee acknowledge and agree that:

a. Lessor shall be responsible for the payment of all real property taxes and assessments attributable to its ownership of the Leased Premises; and

b. Lessee shall be responsible for the payment of all real property taxes and assessments, to the extent that any exist, attributable to its ownership of Improvements now or hereafter placed upon the Leased Premises.

Section 12. Holdover.

If Lessee or anyone claiming under Lessee holds over on the Leased Premises after the end of the term of this Lease without the express written consent of Lessor, Lessee shall be deemed to be illegally retaining possession and shall pay to Lessor monthly during the entire holdover period, as liquidated damages for loss of use of the Leased Premises, an amount equal to 150% of one twelfth of the annual rental payable immediately prior to the end of the term. No such holding over and no acceptance by Lessor of payments of liquidated damages shall be construed to extend the term of this Lease or to constitute Lessee a tenant of the Leased Premises on any basis whatsoever.

32

Section 13. Titles of Articles.

The titles of Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

Section 14. Relationship of Parties.

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Lessee, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

Section 15. Operating Lease.

Lessee represents and warrants to Lessor that Lessee has all necessary power, authority and legal right to execute and deliver the Operating Lease and has taken all action necessary to authorize execution, delivery and performance of the Operating Lease. Lessee agrees to perform its obligations under the Operating Lease and to use reasonable efforts to enforce the performance of Intrawest’s obligations under the Operating Lease. Lessee shall deliver copies to Lessor of any written notification sent or received by Lessee claiming that any party to the Operating Lease is in default in the performance of its obligations thereunder.

Section 16. Survival of Provisions.

Lessee’s obligations under Article XIV, Section 10 and its obligations to make any payments to Lessor and remove any Improvements from the Leased Premises shall survive any expiration or termination of this Lease.

Section 17. Lessor’s Transfer.

Lessor may transfer any portion of the Leased Premises and any of its rights under this Lease in a bona fide transaction. If Lessor assigns its rights under this Lease, then Lessor shall thereby be released from any further obligations hereunder.

Section 18. Lessor’s Liability.

The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to Lessee’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Lessor in the Leased Premises, free and clear of any Fee Mortgage, and Lessor shall not be personally liable for any deficiency.

33

ARTICLE XV

ENTIRE AGREEMENT

This Second Amended and Restated Lease contains all of the agreements, understandings and conditions now made and existing between the Lessor and Lessee, all previous agreements and understandings, including but not limited to the Ground Lease Agreement, and the First Amended and Restated Lease being deemed merged in this Second Amended and Restated Lease. This Second Amended and Restated Lease shall be binding upon the parties hereto and their respective successors and assigns.

ARTICLE XVI

ASSIGNMENT, SUBLEASES AND LEASEHOLD MORTGAGES

Except as otherwise provided in this Article XVI and in Article XII of this Lease, it is understood that the Lessee may not assign or otherwise transfer its rights, interests or obligations under this Lease, or sublease the Leased Premises or any portion thereof, without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably, withheld, delayed or conditioned, provided such assignee, transferee or sublessee is a Qualified Operator. In addition, except as permitted under said Article XII, no such assignment, transfer or sublease shall be permitted if Lessee is then in default hereunder. Any such assignee, transferee or sublessee must satisfy the qualifications set forth in Section 5 of said Article XII, and any such assignee, transferee or sublessee must assume and agree to be bound by all the terms and provisions of this Lease. The agreements and other instruments effecting any such assignment, transfer or sublease shall be subject to Lessor’s prior approval, which shall not be unreasonably withheld, delayed or conditioned. Lessee agrees to reimburse Lessor promptly for all out-of-pocket costs reasonably incurred by Lessor (including reasonable attorney’s fees) in considering any proposed assignment, sublease or other transfer of this Lease or any interest therein by Lessee and the negotiation and preparation of any documentation pertaining thereto.

34

IN WITNESS WHEREOF, the parties hereto have caused their respective corporate names to be hereunto subscribed by their duly authorized officers, and their respective corporate seals to be hereunto affixed, attested by their secretaries, the day and year first above written.

LESSOR:

(SEAL)		THE COLORADO ARLBERG CLUB, a nonprofit Colorado corporation,

Attest:		By:	/s/ Ronald S. Loser
Ronald S. Loser, President

/s/ Brian E. McGee
Brian E. McGee, Assistant Secretary

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing Second Amended and Restated Ground Lease Agreement consisting of 35 typewritten pages, inclusive of this page, was acknowledged before me this 20th day of December 2002, by Ronald S. Loser, as President, and by Brian E. McGee, as Assistant Secretary of The Colorado Arlberg Club, a nonprofit Colorado corporation.

Witness my hand and official seal.

My Commission expires: March 5, 2006

/s/ Illegible
Notary Public

35

LESSEE:

WINTER PARK RECREATIONAL ASSOCIATION, a nonprofit Colorado corporation

(SEAL)		By:	/s/ Rick Pederson
Rick Pederson, President

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing Second Amended and Restated Ground Lease Agreement consisting of 36 typewritten pages, inclusive of this page, was acknowledged before me this 22nd day of December 2002, by Rick Pederson as President, of Winter Park Recreational Association, a nonprofit Colorado corporation.

Witness my hand and official seal.

My Commission expires: March 22, 2006

/s/ Illegible
Notary Public

36

EXHIBIT A
TO
SECOND AMENDED AND RESTATED
GROUND LEASE

LEGAL DESCRIPTION

PARCEL FF-1. (aka Parcel I)

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Beginning at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence S57°47’49”W, 480.30 feet;
thence S13°14’15”W, parallel with Line 1-2 of said Mary Jane Placer Mining Claim, 523.6 feet to Line 3-2 thereof;
thence S76°46’00”E, along Line 3-2 of said Mary Jane Placer Mining Claim, 765.00 feet to the Point of Beginning.

PARCEL FF-2 (aka Parcel II-A)

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of sections 10 and 15, suspended, Township 2 south, Range 75 west of the 6th P.M., described as follows:

Beginning at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence S57°47’49”W, 480.30 feet to the TRUE POINT OF BEGINNING;
thence S13°14’15”W, parallel with Line 1-2 of said Mary Jane Placer Mining Claim, 523.6 feet to Line 3-2 thereof:
thence N76°46’00”W, along Line 2-3 of said Mary Jane Placer Mining Claim, 865.00;
thence N13°14’15”E, parallel with Line 2-1 of said Mary Jane Placer Mining Claim, 523.60 feet to a point that bears N76°46’00”W from the True Point of Beginning;
thence S76°46’00”E, parallel with Line 3-2 of said Mary Jane Placer Mining Claim, 865.00 feet to the TRUE POINT OF BEGINNING.

PARCEL FF-3 (aka Parcel II-B)

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Beginning at Corner No. 4 of said Mary Jane Placer Mining Claim;
thence S76°46’15”E, along Line 4-1 of said Mary Jane Placer Mining Claim, 250.00 feet;
thence S13°14’00”W, parallel with Line 4-3 of said Mary Jane Placer Mining Claim, 1,150.00;
thence N76°46’15”W, parallel with Line 1-4 of said Mary Jane Placer Mining Claim, 250.00 feet to Line 3-4 thereof;
thence N13°14’00”E, along Line 3-4 of said Mary Jane Placer Mining Claim 1.150.00 feet to the Point of Beginning.

PARCEL FF-4 (aka as a portion of Parcel III-A)

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of sections 10 and 15, suspended, Township 2 South, Range 75 west of the 6th P.M., described as follows:

Beginning at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 81.85 feet to the TRUE POINT OF BEGINNING;
thence continuing S80°09’43”W, 218.15 feet;
thence N06°48’42”W, 231.45 feet;
thence S57°47’04”E, 139.13 feet to a point of curve to the right;
thence Southeasterly, 53.69 feet along the arc of said curve to the right to a point tangent, said arc having a radius of 230.00 feet, a delta angle of 13°22’28” and being subtended by a chord that bears S51°05’50”E, 53.57 feet;
thence S44°24’36”E, 118.62 feet to the TRUE POINT OF BEGINNING.

PARCEL FF-5 (Utility Corridor through Iron Horse):

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral survey No.16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E., along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence N06°48’42”W, 515.52 feet;
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 903.71 feet;
thence N83°10’05”E, along the most southerly line of Development Parcel “D” as described in Agreement Designating Development Parcels recorded September 5, 1980 in Book 280 at Page 651, a distance of 338.67 feet;
thence S34°31’01”E, along the Southwesterly line of Development Parcel “C” as described in said Agreement Designating Development Parcels, 45.16 feet to the TRUE POINT OF BEGINNING;
thence N38°42’50”E, 60.00.feet;
thence N30°24’06”E, 133.00 feet;
thence N47°55’34”E, 292.19 feet to Line 4-1 of said Mary Jane Placer Mining Claim;
thence S76°46’15”E, along Line 4-1 of said Mary Jane Placer Mining Claim, 29.75 feet;
thence S45°18’00”E, along Northeasterly line of said Development Parcel “D”, 35.60 feet;
thence S47°55’34”W, 311.08 feet;
thence S38°42’50”W, 194.09 feet to the southwesterly line of said Development Parcel “C”;
thence N34°31’0l”W, along the southwesterly line of said Development Parcel “C”, 41.78 feet to the TRUE POINT OF BEGINNING.

EXHIBIT A–1
TO
SECOND AMENDED AND RESTATED
GROUND LEASE

DEVELOPMENT
PARCEL "D"
PARCEL III-A
DEVELOPMENT
PARCEL "C"
DEVELOPMENT PARCEL "B"
DEVELOPMENT PARCEL "A"
PARCEL III-A

EXHIBIT “B”
TO
SECOND AMENDED AND RESTATED GROUND LEASE AGREEMENT
BETWEEN THE COLORADO ARLBERG CLUB, AS LESSOR,
AND WINTER·PARK RECREATIONAL ASSOCIATION, AS LESSEE

Development Parcel “A”:

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No.2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet to a point from which a point hereinafter referred to as Point “A” bears S57°47’49”W and the TRUE POINT OF BEGINNING;
thence N06°48’42”W, 515.52 feet;
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 500.00 feet;
thence S83°10’05”W, 394.81 feet;
thence S13°14’15”W, parallel with Line 2-1 of said Mary Jane Placer Mining Claim, 1,092.07 feet to a point that bears N76°46’00”W from said Point “A”;
thence S76°46’00”E, parallel with Line 3-2 of said Mary Jane Placer Mining Claim, 570.00 feet to said Point “A”;
thence N57°47’49”E, 480.30 feet to the TRUE POINT OF BEGINNING.

Development Parcel “B”:

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence N06°48’42”W, 515.52 feet to the TRUE POINT OF BEGINNING:
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 705.00 feet;
thence N83°10’04”E, 200.00 feet;
thence S51°49’55”E, 282.84 feet;
thence S06°49’55”E, 505.00 feet to a point that bears N83°10’04”E from the True Point of Beginning;
thence S83°10’04”W, 200.00 feet to the TRUE POINT OF·BEGINNING.

Development Parcel “C”:

That Portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th·P.M., described as follows:

Commencing at Corner No.1 of said Mary Jane Placer Mining Claim; thence S13°14’15”W, along Line 1-2 of said Mary Jane Placer Mining Claim, 300.00 feet to the TRUE POINT OF BEGINNING;
thence N45°18’00”W, 346.53 feet;
thence Southwesterly, along the arc of a curve concave to the Northwest (said arc having a radius of 200.00 feet, a delta angle of 26°56’56”, and being subtended by a chord that bears S74°51’11”W, 93.20.feet), an arc distance of 94.07 feet to a point tangent;
thence S88°19’39”W, 206.00 feet to a point of curve to the right;

EXHIBIT “B”
TO
AMENDED AND RESTATED GROUND LEASE AGREEMENT
BETWEEN THE COLORADO ARLBERG CLUB, AS LESSOR,
AND WINTER·PARK RECREATIONAL ASSOCIATION, AS LESSEE

Development Parcel “A”:

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet to a point from which a point hereinafter referred to as Point “A” bears S57°47’49”W and the TRUE POINT OF BEGINNING;
thence N06°48’42”W, 515.52 feet;
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 500.00 feet;
thence S83°10’05”W, 394.81 feet;
thence S13°14’15”W, parallel with Line 2-1 of said Mary Jane Placer Mining Claim, 1,092.07 feet to a point that bears N76°46’00”W from said Point “A”;
thence S76°46’00”E, parallel with Line 3-2 of said Mary Jane Placer Mining Claim, 570.00 feet to said Point “A”;
thence N57°47’49”E, 480.30 feet to the TRUE POINT OF BEGINNING.

Development Parcel “B”:

That portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence N06°48’42”W, 515.52 feet to the TRUE POINT OF BEGINNING:
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 705.00 feet;
thence N83°10’04”E, 200.00 feet;
thence S51°49’55”E, 282.84 feet;
thence S06°49’55”E, 505.00 feet to a point that bears N83°10’04”E from the True Point of Beginning;
thence S83°10’04”W, 200.00 feet to the TRUE POINT OF BEGINNING.

Development Parcel “C”:

That Portion of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Sections 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

Commencing at Corner No. 1 of said Mary Jane Placer Mining Claim; thence S13°14’15”W, along Line 1-2 of said Mary Jane Placer Mining Claim, 300.00 feet to the TRUE POINT OF BEGINNING;
thence N45°18’00”W, 346.53 feet;
thence Southwesterly, along the arc of a curve concave to the Northwest (said arc having a radius of 200.00 feet, a delta angle of 26°56’56”, and being subtended by a chord that bears S74°51’11”W, 93.20 feet), an arc distance of 94.07 feel to a point tangent;
thence S88°19’39”W, 206.00 feet to a point of curve to the right;

EXHIBIT C
APPRAISAL INSTRUCTIONS

I. Definitions. The Colorado Arlberg Club (“CAC”)

Winter Park Recreational Association (“WPRA”)

Second Amended and Restated Ground Lease Agreement dated December 20, 2002 between The Colorado Arlberg Club as Lessor and Winter Park Recreational Association as Lessee (the “Lease”)

Master Plan for Winter Park Ski Area approved by the Regional Forester in March 1980, as amended (the “Master Plan”)

Final Planned Unit Development Plan for West Portal Village at Winter Park as approved by the Board of County Commissioners of Grand County on July 7, 1980 (the “Final P.U.D. Plan”)

Premises currently leased by CAC to WPRA pursuant to the Lease (the “Leased Premises”)

II. Purpose. The purpose of the appraisal is to determine the Annual Fair Rental Value (as defined below) of the Leased Premises subject to all provisions (except the annual rental provisions) of the Lease, including the respective rights and obligations of the parties and permitted uses of the Leased Premises.

III. Annual Fair Rental Value. The Annual Fair Rental Value of the Leased Premises shall mean the most probable rent in terms of the money which the Leased Premises would bring as of the relevant appraisal date set forth in the Lease if exposed for rental in a competitive and open market, in an all cash transaction, under all conditions requisite to a fair rental, the lessor and lessee each acting prudently and knowledgeably, and assuming the rental is not affected by undue stimulus.

IV. Assumptions and Requirements. The determination of the Annual Fair Rental Value shall be a complete appraisal presented in a self-contained appraisal report, according to the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation. The Leased Premises are to be appraised under its highest and best use. Requirements of the appraisal are as follows.

a. Each appraiser will value the Leased Premises in its current condition, as encumbered by the Lease and all other governing documents.

b. Each appraiser will address and evaluate market conditions for the allowable uses of the Leased Premises in its current condition, as encumbered by the Lease and all other governing documents.

c. Each appraiser will arrive at its own opinion of highest and best use, and will value the Leased Premises under such conclusion. The conclusion of highest and best use must account for physical constraints, legal constraints, and market considerations.

d. Each appraiser will consider at least two independent methods of valuation.

V. Materials to be Provided to the Appraisers. Each appraiser will be provided copies of the Lease, the Master Plan, the Final P.U.D. Plan, the existing survey, a recent title insurance commitment (including all exception documents referenced therein) and such other documents as either CAC or WPRA considers relevant to the appraisal. All such available materials shall be provided to each of the appraisers as soon as both appraisers have been retained. All materials shall be held in confidence by the appraisers and used solely by them and solely for the purposes of preparing the appraisals. Further, each appraiser shall obtain such other and additional information as he or she deems appropriate. The appraisers shall be free to compare and exchange data.

VI. Briefing Session. A briefing session, shall be held on a day and at a time and place mutually acceptable to CAC, WPRA and the appraisers. At such session, both such appraisers shall be present and each shall be entitled to ask such questions of CAC’s and WPRA’s designated representative(s) as such appraiser deems necessary or appropriate to assist him or her in preparing the appraisal. Further, CAC and WPRA acknowledge that the appraisers may have follow-up questions that arise during the course of the appraisal process, and CAC and WPRA agree to make its designated representative(s) available at all reasonable times to respond to any follow-up inquiries the appraisers may have. Regardless of who initiates the inquiry, both appraisers shall be given the responsive materials and information.

VII. Reliance. The appraisers shall have the right to assume the accuracy and completeness of all materials and information provided pursuant to these Appraisal Instructions.

VIII. Appraisal Methodology. WPRA and CAC shall jointly select a Qualified Appraiser to make a determination as to the Annual Fair Rental Value of the Leased Premises. WPRA and CAC shall share equally the costs of any such appraisal. If the parties cannot agree on a Qualified Appraiser, then WPRA and CAC each shall select a Qualified Appraiser, and each such Qualified Appraiser shall determine the Annual Fair Rental Value of the Demised Premises. Notwithstanding the foregoing, neither WPRA nor CAC shall disclose to the appraisers by which party each was selected. WPRA and CAC shall share equally the costs of such appraisal costs of their respective appraisals.

2

If only one Qualified Appraiser is chosen, the Annual Fair Rental Value shall be the amount as determined by such appraisal. If two Qualified Appraisers are chosen, and if the lower appraised value is at least ninety percent (90%) of the higher appraised value, the appraised values shall be averaged, which average shall be the Annual Fair Rental Value of the Leased Premises. If the lower appraised value is less than ninety percent (90%) of the higher appraised value, the two Qualified Appraisers shall choose a third Qualified Appraiser who shall determine the Annual Fair Rental Value of the Leased Premises. WPRA and CAC shall share equally the costs of any such third appraisal. The Annual Fair Rental Value then shall be the average of this third Qualified Appraiser’s appraised value and the appraised value of the other of the two Qualified Appraisers that is closer in value to the third Qualified Appraiser’s appraised value. The Annual Fair Rental Value of the Leased Premises determined in accordance with this mechanism shall be final, conclusive and binding on Intrawest and Arlberg for purposes of determining the Annual Fair Rental Value of the Leased Premises.

“Qualified Appraiser” means an independent MAI certified real estate appraiser with at least ten (10) years of experience in appraising mountain resort development properties in Colorado.

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EXHIBIT “D”
TO
SECOND AMENDED AND RESTATED GROUND LEASE AGREEMENT
BETWEEN THE COLORADO ARLBERG CLUB, AS LESSOR,
AND WINTER PARK RECREATIONAL ASSOCIATION, AS LESSEE

All of the MARY JANE PLACER MINING CLAIM (U.S. Mineral Survey No. 16378) located in the Fraser Mining District, and embracing portions of Section 10 and 15, suspended, Township 2 South, Range 75 West of the 6th P.M., described as follows:

EXCEPT that portion of said Mary Jane Placer Mining Claim described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet to the TRUE POINT OF BEGINNING;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence N06°48’42”W, 515.52 feet;
thence S83°10’04”W, 200.00 feet;
thence N06°49’55”W, 1,443.71 feet to Line 4-1 of said Mary Jane Placer Mining Claim;
thence S76°46’15”E, along Line 4-1 of said Mary Jane Placer Mining Claim, 1,288.00 feet to Corner No.1 thereof;
thence S13°14’15”W, along Line 1-2 of said Mary Jane Placer Mining Claim, 1,653.66 feet to the TRUE POINT OF BEGINNING,

AND EXCEPT that portion of said Mary Jane Placer Mining Claim described as follows:

Beginning at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 300.00 feet;
thence S57°47’49”W, 480.30 feet;
thence S13°14’15”W, parallel with the Southerly line of said Mary Jane Placer Mining Claim, 523.6 feet to Line 3-2 thereof;
thence S76°46’00”E, along Line 3-2 of said Mary Jane Placer Mining Claim, 765.00 feet to the point of Beginning.

AND TOGETHER WITH

That portion of the said Mary Jane Placer Mining Claim described as follows:

Commencing at Corner No. 2 of said Mary Jane Placer Mining Claim;
thence N13°14’15”E, along Line 2-1 of said Mary Jane Placer Mining Claim, 984.00 feet;
thence N76°59’56”W, 152.00 feet;
thence S80°09’43”W, 81.85 feet to the TRUE POINT OF BEGINNING;
thence continuing S80°09’43”W, 218.15 feet;
thence N06°48’42”W, 231.45 feet;
thence S57°47’04”E, 139.13 feet to a point of curve to the right;
thence Southeasterly, along the arc of said curve to the right (said arc having a radius of 230.00 feet, a delta angle of 13°22’28”, and being subtended by a chord that bears S51°05’50”E, 53.57 feet), an arc distance of 53.69 feet to a point tangent;
thence S44°24’36”E, 118.62 feet to the TRUE POINT OF BEGINNING.

ALL SITUATE, LYING AND BEING IN THE COUNTY OF GRAND, STATE OF COLORADO.